EXHIBIT 99


Rubicon Master Fund
Cadence Resources Corporation. (CDNR)
February 9, 2005

Joint Filer Information

1.    Name: Rubicon Fund Management Ltd. Address: P.O Box 309 Ugland House
                Georgetown, Cayman Islands

2.    Name: Rubicon Fund Management LLP Address: P.O Box 309 Ugland House
                Georgetown, Cayman Islands

3.    Name: Horace Joseph Leitch III Address: 103 Mount St.
                London,W1K2TJ, United Kingdom

4.    Name: Anthony Brewer Address 103 Mount St.
                London,W1K2TJ, United Kingdom

5.    Name: Jeffrey Eugene Brummette Address 103 Mount St.
                London,W1K2TJ, United Kingdom

6.    Name: Robert Michael Greenshields Address 103 Mount St.
                London,W1K2TJ, United Kingdom

7.    Name: Vilas Gadkari Address 103 Mount St.
                London,W1K2TJ, United Kingdom

8.    Name: William Francis Callanan Address 103 Mount St.
                London,W1K2TJ, United Kingdom

Designated Filer:                   Rubicon Master Fund
Issuer & Ticker Symbol:   Cadence Resources Corporation (CDNR)
Date of Event Requiring Statement:  January 31, 2005

NOTE  (1): Pursuant to Investment Agreements, each of Rubicon Fund Management
     Ltd., and Rubicon Fund Management LLP share all investment and voting power with respect to the Common Stock and Warrants reported in this Form 3 (the "Securities") , which are directly held by Rubicon Master Fund. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III may be deemed to be beneficial owners of the Securities. Each of Rubicon Fund Management Ltd., Rubicon Fund Management

     LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III disclaim beneficial ownership of the Securities.

RUBICON FUND MANAGEMENT LTD.

By: /s/ David DeRosa
    ---------------------------------------
    Name: David DeRosa
    Title: Authorized Person


RUBICON FUND MANAGEMENT LLP

By: /s/ Horace Joseph Leitch III
    ---------------------------------------
    Name: Horace Joseph Leitch III
    Title: Authorized Person


PAUL ANTHONY BREWER

By: /s/ Horace Joseph Leitch III
    ---------------------------------------
    Name: Horace Joseph Leitch III
    Title: Authorized Person


JEFFREY EUGENE BRUMMETTE

By: /s/ Jeffrey Eugene Brummette
    ---------------------------------------
    Name: Jeffrey Eugene Brummette


WILLIAM FRANCIS CALLANAN

By: /s/ William Francis Callanan
    ---------------------------------------
    Name: William Francis Callanan


VILAS GADKARI

By: /s/ Vilas Gadkari
    ---------------------------------------
    Name: Vilas Gadkari



ROBERT MICHAEL GREENSHIELDS

By: /s/ Robert Michael Greenshields
    ---------------------------------------
    Name: Robert Michael Greenshields



HORACE JOSEPH LEITCH III

By: /s/ Horace Joseph Leitch III
    ---------------------------------------
    Name: Horace Joseph Leitch III